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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549

                                   FORM 8-A

                                ---------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       SIZELER PROPERTY INVESTORS, INC.
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            (Exact name of registrant as specified in its charter)


               Maryland                                72-1082589
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

        2542 Williams Boulevard
           Kenner, Louisiana                             70062
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(Address of principal executive offices)               (Zip Code)

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file numbers to which this form relates:
333-72208 and 333-72210.

Securities to be registered pursuant to Section 12(b) of the Act:

                                           Name of each exchange on
Title of each class to be so registered    which each class is to be registered
---------------------------------------    -------------------------------------
10.0% Series B Cumulative Redeemable
Preferred Stock, par value $.0001
per share                                  New York Stock Exchange

9.0% Convertible Subordinated
Debentures due July 15, 2009               New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                Not applicable
                         ----------------------------
                               (Title of Class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

               A description of the 10.0% Series B Cumulative Redeemable Preferred Stock, par value $.0001 per share ("Series B Preferred Stock"), and a description of the 9.0% Convertible Subordinated Debentures due July 15, 2009 (the "Debentures"), of Sizeler Property Investors, Inc. (the "Company") is contained in the Company's Prospectus Supplement, which supplements the Prospectus contained in the Company's Registration Statement on Form S-3 (File No. 333-72210). Such Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.


Item 2.   Exhibits.

               The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Company are registered. Accordingly, the following exhibits, required to be filed herewith in accordance with the Instructions as to Exhibits to Form 8-A, have been duly filed with the New York Stock Exchange:

     (1) Articles Supplementary of the Company relating to the 10.0% Series B Cumulative Redeemable Preferred Stock of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-4 filed with the SEC on October 25, 2001).

     (2) Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(i) of the Company's Form 8-K filed with the SEC on June 26,
          2001).

     (3) Bylaws, as amended, of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-4 filed with the SEC on October 25, 2001).

     (4) Form of Indenture (filed as Exhibit 4.3 of the Company's Registration Statement on Form S-4 filed with the SEC on October 25, 2001).

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                                 SIGNATURES


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              SIZELER PROPERTY INVESTORS, INC.



                              By: /s/ Sidney W. Lassen
                                  ---------------------------------------------
                                  Sidney W. Lassen
                                  Chairman of the Board and Chief
                                  Executive Officer


DATED:  November 7,  2001

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